Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:

Doni Fordyce
L-1 Identity Solutions
203-504-1109
dfordyce@L1ID.com

L-1 Identity Solutions to Report Second Quarter Ended
June 30, 2010 Results on July 28, 2010

Company Updates Revenue Expectations

STAMFORD, CT. – July 12, 2010 - L-1 Identity Solutions, Inc. (NYSE:ID), a leading provider of identity solutions and services, will report financial results for the second quarter ended June 30, 2010 before the market opens on July 28, 2010. A conference call will be held at 11:00 a.m. (ET) on the same day to discuss operating results.

The Company expects first half revenues to be below previously provided expectations and will be in the range of $310.0 - $315.0 million.  Adjusted EBITDA is expected to be within the previously provided range of $42.0 - $45.0 million, excluding costs of approximately $2.0 million relating to the strategic alternative process.

An update on the status of the exploration of strategic alternatives will be provided on the conference call.

The conference call will be available live over the Internet at the investor relations section of the L-1 website at http://ir.l1id.com/. To listen to the conference call, please dial (888) 562-3356, or (973) 582-2700 outside of the U.S., using passcode 85797798. A recording of the conference call will be available starting two hours after the completion of the call. To access the replay, please dial (800) 642-1687, or (706) 645-9291 outside the U.S., using passcode 85797798.

Adjusted EBITDA

L-1 Identity Solutions uses Adjusted EBITDA as a non-GAAP financial performance measurement. See table "Reconciliation of Adjusted EBITDA to Net Loss" for more detail. Adjusted EBITDA is calculated by adding back to net income (loss) interest-net, income taxes, impairments of long-lived assets and goodwill, depreciation, amortization, stock-based compensation expense, including retirement plan contributions settled, or to be settled, in common stock. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes Adjusted EBITDA is useful to help investors analyze the operating trends of the business and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing L-1 Identity Solutions financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as impairments of long-lived assets and goodwill, amortization, depreciation and stock-based compensation, as well as non-operating charges for interest-net and income taxes, investors can evaluate the Company's operations and can compare its results on a more consistent basis to the results of other companies. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management.

L-1 Identity Solutions considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense, impairments of long lived assets and goodwill, stock based compensation expense, including retirement plan contributions settled, or to be settled, in common stock and income taxes, all of which impact the Company's profitability, as well as depreciation and amortization related to the use of long term assets which benefit multiple periods. L-1 Identity Solutions believes that these limitations are compensated by providing Adjusted EBITDA only with GAAP net income (loss) and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. A reconciliation of Adjusted EBITDA to GAAP net income or loss is not included because it is not practicable to prepare such reconciliation in the circumstances.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect the Company's current views based on management's beliefs and assumptions and information currently available. Forward-looking statements concerning future plans or results are necessarily only estimates, and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the availability of government funding for L-1's products and solutions, the unpredictable nature of working with federal, state and local government customers, and general economic and political conditions. Additional risks and uncertainties are described in the Securities and Exchange Commission filings of L-1 Identity Solutions, including its Form 10-K for the year ended December 31, 2009 and the Company's Form 10-Q for the quarter ended March 31, 2010. L-1 Identity Solutions expressly disclaims any intention or obligation to update any forward-looking statements.

About L-1 Identity Solutions

L-1 Identity Solutions, Inc. (NYSE: ID) protects and secures personal identities and assets. Its divisions include Biometrics, Secure Credentialing and Enterprise Access solutions, as well as Enrollment and Government Consulting services. With the trust and confidence in individual identities provided by L-1, international governments, federal and state agencies, law enforcement and commercial businesses can better guard the public against global terrorism, crime and identity theft fostered by fraudulent identity. L-1 Identity

Solutions has more than 2,200 employees worldwide and is headquartered in Stamford, CT. For more information, visit www.L1ID.com.

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